As filed with the Securities and Exchange Commission on 9/14/06
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

Illinois	2020	36-3442829
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julie Smolyansky
Chief Executive Officer and President
Lifeway Foods, Inc.
6431 West Oakton
Morton Grove, IL 60053
(847) 967-1010
(Name, address, including zip code and telephone number,
including area code, of agent for service)
With a copy to:
TIMOTHY R. LAVENDER, ESQ.
Kelley Drye & Warren LLP
333 West Wacker Drive
Chicago, IL 60606
(312) 857-7070

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
Maximum
		Offering	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered (1)	Share (2)	Price	Fee
Common Stock	202,650	$7.11	$1,440,842	$154

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.

(2)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and represents the average high and low trading prices of the common stock as reported on the Nasdaq on September 13, 2006.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion. Dated September 14, 2006
PROSPECTUS
202,650 Shares
Common Stock
This prospectus relates to the resale by certain selling security holders of Lifeway Foods, Inc. (“Lifeway”) of 202,650 shares of our common stock, no par value (the “Common Stock”), the only class of common equity of Lifeway.
The selling security holders may offer to sell the shares of our common stock being offered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.
The shares of our common stock are listed for trading on The Nasdaq Stock Market Global Market under the symbol “LWAY.” On September 13, 2006 the last reported sale price of our common stock on the Nasdaq was $7.11 per share.
We will not receive any proceeds from the resale of shares of our common stock by the selling security holders. We will pay the expenses of this offering.
See “Risk Factors” beginning on page 5 for a discussion of factors that you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                    , 2006

ABOUT THIS PROSPECTUS
          It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in our common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.
     You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.
WHERE YOU CAN FIND MORE INFORMATION
     We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at, and obtain a copy of any such document by mail from, the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its charges.
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 (the “Securities Act”) with respect to our securities described in this prospectus. References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.
     Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information contained in other documents filed separately with the SEC. This means that we can disclose important information to you by referring you to other documents filed with the SEC that contain such information. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.
     We incorporate by reference the documents listed below (and the documents incorporated by reference therein) that we have previously filed, and any documents that we may file in the future, with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offerings contemplated by this prospectus are completed:
•	our annual report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the SEC on March 31, 2006;

•	our quarterly report on Form 10-QSB for the period ended March 31, 2006, filed with the SEC on May 15, 2006;

•	our quarterly report on Form 10-QSB for the period ended June 30, 2006, filed with the SEC on August 14, 2006;

•	our current report on Form 8-K, dated January 6, 2006, filed with the SEC on January 9, 2006;

•	our current report on Form 8-K, dated January 6, 2006, filed with the SEC on January 13, 2006;

•	our current report on Form 8-K, dated March 9, 2006, filed with the SEC on March 14, 2006;

•	our current report on Form 8-K, dated March 29, 2006, filed with the SEC on April 4, 2006;

•	our current report on Form 8-K, dated April 5, 2006, filed with the SEC on April 6, 2006;

•	our current report on Form 8-K/A, dated April 28, 2006, filed with the SEC on May 5, 2006;

•	our current report on Form 8-K, dated June 19, 2006, filed with the SEC on June 20, 2006;

•	our current report on Form 8-K, dated July 5, 2006, filed with the SEC on July 10, 2006; and

•	our current report on Form 8-K, dated July 27, 2006, filed with the SEC on August 9, 2006;

•	the portions of our annual proxy statement relating to our annual meeting of stockholders held on June 10, 2006, filed with the SEC on May 12, 2006, that have been incorporated by reference into the 2006 Form 10-KSB.
     Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment to the registration statement, any subsequent prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.
     You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to: Lifeway Foods, Inc., 6431 W. Oakton Morton Grove, Illinois 60053.
FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:
•	successful integration of acquired businesses;

•	the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business;

•	economic and market conditions;

•	the performance of our targeted markets;

•	changes in business relationships with our major customers;

•	competitive product and pricing pressures; and

•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.
Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in our common stock. You should read carefully the entire prospectus, any applicable prospectus supplement and the documents incorporated by reference, including “Risk Factors” and the Consolidated Financial Statements and Notes thereto included elsewhere or incorporated by reference in this prospectus or any prospectus supplement.
In this prospectus, “Lifeway”, “we,” “us,” “our” and the “Company” refer to Lifeway Foods, Inc. and its subsidiaries unless the context otherwise requires.
OUR BUSINESS
     Lifeway Foods, Inc. commenced operations in February 1986, and was incorporated under the laws of the State of Illinois on May 19, 1986. The Company’s principal business activity is the manufacturing of probiotic, cultured, functional dairy and non-dairy health food products. Lifeway’s primary products are kefir, a drinkable dairy beverage similar to but distinct from yogurt, in several flavors sold under the name “Lifeway Kefir”; a line of various drinkable yogurts sold under the “La Fruta” and “Tuscan” brands; and “BasicsPlus,” a dairy based immune-supporting dietary supplement beverage. The Company also produces several soy-based kefir beverages under the “SoyTreat” trademark. In addition to the drinkable products, Lifeway manufactures “Lifeway Farmer Cheese,” a line of various farmer cheeses; “Sweet Kiss,” a fruit sugar-flavored spreadable cheese similar in consistency to cream cheese; and a line of assorted fruit and vegetable flavored cream cheese under the brand “Cream Cheese Gourmet.” The Company also manufactures and markets a vegetable-based seasoning under the “Golden Zesta” brand. In the Chicago metropolitan area, Lifeway distributes its products on its own trucks and via one distributor. The Company distributes “Cream Cheese Gourmet” branded cream cheese products in the Philadelphia metropolitan area using its own trucks. Lifeway manufactures all of its products at Company-owned facilities and distributes its products primarily throughout the United States.
     On September 30, 1992, Lifeway formed a wholly-owned subsidiary, LFI Enterprises, Inc. (“LFIE”), incorporated in the State of Illinois. Until August 1, 2001, LFIE operated a “Russian” theme restaurant and supper club facility. On August 1, 2001, Lifeway ceased operations at the facility after condemnation proceedings were initiated by the Village of Niles, Illinois, which sought to control the property for municipal purposes. This property was sold in January 2003 for a capital gain of approximately $1.2 million.
     On March 19, 2004, LFIE formed Lifeway Foods Canada, LLC, an Illinois limited liability company (“LFC”), to serve as a holding company for prospective operations within Canada. LFIE is the manager and sole member of LFC.
     On July 26, 2004, Lifeway, through its subsidiary LFIE, acquired certain assets and inventory of Ilya’s Farms, Inc., a privately-held gourmet cream cheese producer based in the Philadelphia metropolitan area. No prior relationship existed between Ilya’s Farms, Inc. or its principal, Michael Kofman, and either the Company or LFIE.
     The total cash purchase consideration of $575,600 for the assets and inventory of Ilya’s Farms, Inc. was paid by LFIE in cash from Company funds without financing. Additionally, there are certain royalty payments to be made in connection therewith. The Company provided a guaranty of payment for the transaction. The acquisition included approximately $64,000 of tangible assets (including certain manufacturing equipment and a delivery truck) and inventory as well as the brand name “Ilya’s Farms” and other trademarks and the recipes and manufacturing processes previously used by Ilya’s Farms, Inc. The equipment acquired by LFIE from Ilya’s Farms, Inc. was previously used to manufacture cream cheese products. The inventory which was purchased by LFIE consisted entirely of different varieties of cream cheese. The founder of Ilya’s Farms, Inc., Michael Kofman, assisted LFIE over a one-month transition period and is available, if needed, on a consulting basis going forward. Additionally, LFIE has hired the 10 employees formerly employed by Ilya’s Farms, Inc.
     On July 27, 2006, Lifeway acquired all of the outstanding equity interests of Helios Nutrition, Ltd. (“Helios”) and its wholly-owned subsidiary Pride Main Street Dairy, L.L.C. (“Pride”), Minnesota-based Kefir and other dairy products manufacturers. The purchase price of such equity interests was a combination of 202,650 shares of Lifeway’s common stock (adjusted for the 2 for 1 stock split completed in August, 2006), a promissory note issued by the Company in favor of the stockholders of Helios in the principal amount of $4,200,000 and a cash payment of $2,500,000. Helios and Pride represents the second largest Kefir manufacturer (Lifeway being the largest) and allows Lifeway in expanding its manufacturing capacity of Kefir and other dairy products.

THE OFFERING

Common Stock offered by selling security holders	202,650 shares (1)

Common Stock equivalents presently outstanding	16,908,144 shares

Common Stock equivalents to be outstanding immediately after this offering	16,908,144 shares

Use of proceeds	We will not receive any proceeds from the resale of shares of Common Stock by the selling security holders.

Nasdaq symbol	LWAY

(1)	This prospectus covers the resale by the selling security holders named in this prospectus of up to 202,650 shares of our Common Stock. The selling security holders may offer to sell the shares of Common Stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Please see “Plan of Distribution” in this prospectus for a detailed explanation of how the shares of Common Stock may be sold.
This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

RISK FACTORS
An investment in our Common Stock involves a high degree of risk and uncertainty. You should carefully consider the risks described below before deciding to invest in Common Stock. The risks described below are not the only ones facing the Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect the Company. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of the Common Stock could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and notes thereto of the Company.
Risks relating to our business
Changing consumer preferences make demand for our products unpredictable.
As is the case with other companies marketing dairy products, Lifeway is subject to changing consumer preferences and nutritional and health-related concerns. Our business could be affected by certain consumer concerns about dairy products, such as the fat, cholesterol, calorie, sodium, lactose content or contamination of such products. Lifeway could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns more effectively.
Adverse medical research relating to milk and demand for milk could decrease the demand for our products.
Periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow’s milk in the human diet. A study may be published or an announcement made concerning the healthfulness of cow’s milk which may result in a decrease in demand for dairy products.
Possible volatility of raw milk costs makes our operating costs difficult to predict, and a steep cost increase could cause our profits to diminish significantly.
There is a risk of price volatility in the dairy industry, making our net income difficult to predict. If prices escalate, our costs will rise which will lead to a decrease in profits.
The dairy business is highly competitive and, therefore, we face substantial competition in connection with the marketing and sale of our products.
In general, milk products are price sensitive and affected by many factors beyond our control, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, feed costs and natural disasters. Our products compete with other premium quality dairy brands as well as less expensive, non-premium brands. Most of our competitors are well established, have significant financial, marketing, personnel and other resources and have products that have gained wide customer acceptance in the marketplace. The dairy industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. We may be unable to compete successfully or our competitors may develop products which have superior qualities or gain wider market acceptance than ours.
We face the potential risk of product liability associated with food products.
Lifeway faces the risk of liability in connection with the sale and consumption of milk products should the consumption of such products cause injury, illness or death. Lifeway currently maintains product liability insurance, which may be insufficient to cover potential claims or the level of insurance coverage needed may be unavailable at a reasonable cost. A partially or completely uninsured successful claim against Lifeway would drive up our costs to defend such claim or pay damages and could cause reputational damage which would hurt our revenues. Either of these results would in turn reduce our profitability.
Many of our corporate actions may be controlled by our officers, directors and principal stockholders; these actions may benefit these principal stockholders more than our other stockholders.
As of June 8, 2006, our directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 73.7% of our outstanding Common Stock. In particular, as of the filing date, Mrs. Ludmila Smolyansky, Chairperson of the Board of Directors, beneficially holds 7,693,632 shares of Common Stock. These stockholders, and Mrs. Smolyansky herself, will have significant influence over our business affairs, with the ability to control matters requiring approval by our security holders, including elections of directors and approvals of mergers or other business combinations. Also, certain corporate actions directed by our officers may not necessarily inure to the proportional benefit of other stockholders of our company.
We depend upon common carriers to ship our products to our customers; Our shipping costs and the dependability of our carriers are therefore beyond our control.
We use common carriers to distribute our products. Any disruption in our distribution system or increase in its costs is therefore beyond our control and could have a material adverse impact on our business.
Possible increase in energy costs makes our operating costs difficult to predict; A steep cost increase could cause our profits to diminish significantly.
Significant increases in gas and energy prices could adversely affect our operating costs, which would in turn diminish our profit margin.
Risks relating to the offering
The liquidity of the Common Stock is uncertain; the limited trading volume of the Common Stock may depress the price of such stock or cause it to fluctuate significantly.
Although shares of the Common Stock are listed on NASDAQ, there has been a limited public market for the Common Stock and there can be no assurance that a more active trading market for the Common Stock will develop. As a result, you may not be able to sell your shares of Common Stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of the Common Stock to fluctuate significantly.
Substantial resales or future issuances of the Common Stock could depress our stock price.
The market price for the Common Stock could decline, perhaps significantly, as a result of resales or issuances of a large number of shares of the Common Stock in the public market or even the perception that such resales or issuances could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part.
We may not be able to maintain listing on NASDAQ, which may adversely affect the ability of purchasers in this offering to resell their securities in the secondary market.
The Common Stock is presently listed on NASDAQ. However, we cannot assure you that the company will meet the criteria for continued listing on NASDAQ. If the company were unable to meet the continued listing criteria of NASDAQ and the Common Stock became delisted, trading of the Common Stock could thereafter be conducted in the over-the-counter market in the so-called “pink sheets” or, if available, on the NASD’s Electronic Bulletin Board. In such case, an investor would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the company’s securities.
If the shares of Common Stock were to be delisted from NASDAQ, they may become subject to Rule 15g-9 under the Exchange Act, which imposes sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors.” Application of this Rule could adversely affect the ability and/or willingness of broker-dealers to sell the company’s securities and may adversely affect the ability of purchasers in this offering to resell their securities in the secondary market.
USE OF PROCEEDS
We will receive no proceeds from the sale of any of or all of the shares being offered by the selling security holders under this prospectus.
SELLING STOCKHOLDERS
The following table sets forth as of September 14, 2006, certain information with respect to the beneficial ownership of the common stock as to each selling stockholder. As of September 14, 2006, shares of Common Stock were outstanding.

			Shares which
			may be offered
	Shares Beneficially Owned		Pursuant to this	Shares Beneficially
	Prior to Offering		Offering	Owned After Offering
Name	Number	Percent	Number	Number (a)	Percent
Amani Holdings LLC	176,242	1%	176,242	—	—
Stephen Chao	26,408	*	26,408	—	—

*	less than 1%
     (a) Assumes the sale of all shares of Common Stock offered hereunder by each selling stockholder.
     Each selling stockholder acquired the shares of Common Stock being offered hereunder in connection with the sale to the Company of shares of common stock of Helios Nutrition, Ltd. in August 2006 (the “Helios Transaction”). No selling stockholder has or has had any other relationship with the Company.
PLAN OF DISTRIBUTION
     Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
     In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
     The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares of Common Stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.
     We have agreed to keep this prospectus effective until the earlier of (i) August 2, 2008 or (ii) the date on which all shares of common stock received by the selling stockholders in connection with the Helios Transaction have been resold or may be resold by the selling stockholders without registration and without regard to any volume limitations pursuant to Rule 144 under the Securities Act. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.
     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.
LEGAL MATTERS
     The validity of the offered shares of common stock has been passed on for us by Kelley Drye & Warren LLP of Chicago, Illinois.
EXPERTS
     The consolidated financial statements of Lifeway as of December 31, 2005 and 2004 incorporated by reference into this prospectus have been so incorporated in reliance on the report of Plante & Moran, PLLC , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION AGAINST LIABILITY UNDER THE SECURITIES ACT
     We are permitted to indemnify to the extent now or hereafter permitted by law, each director, officer or other authorized representative of the Company who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.
     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or liability is expressly prohibited by the Illinois Business Corporation Act of 1983 as in effect at the time of the alleged breach of duty by such director.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to any arrangement, provision or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

202,650 Shares
Common Stock
PROSPECTUS
                    , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table presents the costs and expenses, payable by us in connection with the sale of the Common Stock being registered under this registration statement. The selling stockholders will not pay any expenses, other than commissions or discounts. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$154
Legal fees and expenses	15,000
Accounting fees and expenses	3000
Miscellaneous fees and expenses	846

Total:	$19,000
Item 15. Indemnification of Directors and Officers.
          We are permitted to indemnify to the extent now or hereafter permitted by law, each director, officer or other authorized representative of the Company who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.
          A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or liability is expressly prohibited by the Illinois Business Corporation Act of 1983 (“IBCA”) as in effect at the time of the alleged breach of duty by such director.
          The amended and restated certificate of incorporation and the bylaws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the extent permitted by the IBCA. Section 8.75 of the IBCA, provides in pertinent part as follows:
          (a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
          (b) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
          (c) To the extent that a director, officer or employee of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.
          (d) Any indemnification under subsections (a) and (b) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made: (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Section.
          (f) The indemnification provided by the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or agent and shall inure to benefit of the heirs, executors and administrators of such a person.
          (g) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of these Sections.
          (h) If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent under subsection (b) of this Section, the Company shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders meeting.
Item 16. Exhibits
     The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number		Description of Document
5.1	—	Opinion of Kelley Drye & Warren LLP.

23.1	—	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	—	Consent of Plante & Moran, PLLC.

24.1	—	Powers of Attorney (included on signature page).
Item 17. Undertakings
     Undertakings Required by Regulation S-B, Item 512(a).
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	include any additional or changed material information on the plan of distribution;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     Undertaking Required by Regulation S-B, Item 512(e).
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any arrangement, provision or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     Undertakings Required by Regulation S-B, Item 512(g).
          The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:
          (1) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 for the resale of shares of common stock and authorized this Form S-3 registration statement to be signed on its behalf by the undersigned, in the city of Morton Grove, State of Illinois, on the 14 day of September, 2006.

LIFEWAY FOODS, INC.

By:	/s/ Julie Smolyansky

Julie Smolyansky
Chief Executive Officer and President
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Julie Smolyansky and Edward P. Smolyansky, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date
/s/ Ludmila Smolyansky	Director and Chairman of the Board of Directors	September 14, 2006
Ludmila Smolyansky

/s/ Julie Smolyansky	President, Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2006
Julie Smolyansky

/s/ Edward P. Smolyansky	Chief Financial and Accounting Officer and Treasurer (Principal Financial Officer)	September 14, 2006
Edward P. Smolyansky

/s/ Pol Sikar	Director	September 14, 2006
Pol Sikar

/s/ Renzo Bernardi	Director	September 14, 2006
Renzo Bernardi

/s/ Julie Oberweis	Director	September 14, 2006
Julie Oberweis

INDEX TO EXHIBITS

Exhibit Number		Description of Document
5.1	—	Opinion of Kelley Drye & Warren LLP.
23.1	—	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).
23.2	—	Consent of Plante & Moran, PLLC.
24.1	—	Powers of Attorney (included on signature page).